CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our report dated July 26, 2017, with respect to the financial statements of Wells Fargo WealthBuilder Conservative Allocation Fund, Wells Fargo WealthBuilder Equity Fund, Wells Fargo WealthBuilder Growth Allocation Fund, Wells Fargo WealthBuilder Growth Balanced Fund, and Wells Fargo WealthBuilder Moderate Balanced Fund (formerly known as Wells Fargo WealthBuilder Conservative Allocation Portfolio, Wells Fargo WealthBuilder Tactical Equity Portfolio, Wells Fargo WealthBuilder Growth Allocation Portfolio, Wells Fargo WealthBuilder Growth Balanced Portfolio, and Wells Fargo WealthBuilder Moderate Balanced Portfolio, respectively), five of the funds comprising the Wells Fargo Funds Trust, as of May 31, 2017, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

September 25, 2017